Exhibit 10.34

[Date]

[Name]

[Address]

RE:                           Letter Agreement dated [Date]; Performance Shares Award [Number];

Grant of Performance Shares

Dear [Name]:

On behalf of First Midwest Bancorp, Inc. (the “Company”), I am pleased to advise you that on [Date] (the “Date of Grant”), in recognition of your position as a key employee of the Company and your becoming a party to a Confidentiality and Restrictive Covenants Agreement (“CRCA”) with the Company, the Compensation Committee (the “Committee”) and the Board of Directors of the Company approved a grant to you of a Performance Shares Award (the “Award” or the “Performance Shares”) pursuant to the First Midwest Bancorp, Inc. Omnibus Stock and Incentive Plan, as amended (the “Plan”).  The Award provides you with the opportunity to earn [Number] shares of the Company’s common stock, $0.01 par value per share (“Common Stock”).

The Award is subject to the terms and conditions of the Plan, including any amendments thereto, which are incorporated herein by reference, and to the following provisions:

(1)                                 Award.  The Company hereby grants to you an Award of [Number] Performance Shares (the “Target Number of Performance Shares”), subject to the terms and conditions set forth herein and in Exhibits A and B hereto (this letter agreement and such Exhibits are referred to herein as the “Letter Agreement” or “Agreement”), with 50% of the Target Number of Performance Shares being subject to the relative total shareholder return performance goal set forth in Exhibit A hereto (“RTSR”) and 50% of the Target Number of Performance Shares being subject to the average annual core return on average tangible common equity performance goal set forth in Exhibit B hereto (“CRATCE”).  Prior to vesting, no amount attributable to the Award may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.  This Award is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code and, accordingly, is a Performance Shares award under Section 10 of the Plan.  You may earn Performance Shares only if one or both of the performance goals are achieved.

Within a reasonable time after the date of this Award, the Company shall establish in its internal records a book entry account representing the Target Number of Performance Shares effective as of the Date of Grant, provided that the Company shall retain control of such account until the Performance Shares have become earned and vested in accordance with the Award.

(2)                                 Earning Performance Shares; Vesting.  Except as otherwise provided in Paragraph (3) below relating to termination of employment in certain circumstances and Paragraph (4) below relating to the effect of a Change in Control:

(a)                                 Earned Performance Shares; Maximum Number of Performance Shares.  The actual number of Performance Shares, if any, which are earned under this Award (the “Earned Performance Shares”) shall be determined by the Committee in accordance with this Letter Agreement, including Exhibits A and B hereto.  For purposes of this Award, the “Maximum Number of Performance Shares” shall be equal to two times the Target Number of Performance Shares set forth in

Paragraph (1) above.  In no event, however, will the number of Earned Performance Shares as determined by the Committee exceed the Maximum Number of Performance Shares.

(b)                                 Performance Period.  The performance period applicable to the Award shall the three-year period commencing [Date] and ending [Date] (the “Performance Period”).

(c)                                  Certification of Achievement of Performance Goals.  Following the end of the Performance Period, the Committee will certify whether either or both of the performance goals described in Exhibits A and B have been achieved and, if so, the number of Earned Performance Shares.  The Committee’s certification and determination of achievement of such performance goals and the number of Earned Performance Shares shall be made in accordance with this Letter Agreement, including Exhibits A and B hereto.

(d)                                 Vesting of Earned Performance Shares.  Upon the vesting of the Earned Performance Shares in accordance with this Letter Agreement, the Earned Performance Shares will be paid to you in shares of Common Stock.  Each Earned Performance Share will represent the right to receive one share of Common Stock on the applicable vesting date (less any shares withheld in satisfaction of tax withholding obligations under paragraph 8, if any).  Except to the extent provided in Paragraphs (3) and (4) below, Earned Performance Shares will vest and become payable in shares of Common Stock (which shall be freely transferable) in equal annual installments on the first regular payroll day (but not later than the 15th day) of [Date], [Date] and [Date], if you are continuously employed by the Company or any of its subsidiaries through such dates.

Within a reasonable amount of time after the date that the Earned Performance Shares shall vest under this Letter Agreement, the Company shall instruct its stock transfer agent to establish a book entry account for your benefit representing the shares of Common Stock issuable upon vesting of the Earned Performance Shares.  Such shares of Common Stock shall be immediately transferable by you.

(e)                                  Certain Events.  Except to the extent provided in Paragraph (3) in the event of a Qualifying Termination and Paragraph (4) in the event of a Change in Control, in the event your employment terminates at any time for any reason, any unearned, or any earned but unvested, Performance Shares shall be immediately forfeited, all of your rights with respect thereto shall terminate, and no vesting shall occur after such date.  For purposes of this Letter Agreement, a “Qualifying Termination” means a termination of your employment due to your death, a Disability or your Retirement at or after your Normal Retirement Date.

(3)                                 Termination of Employment.

(a)                                 During the Performance Period.  If your employment with the Company or any of its subsidiaries terminates on or prior to the last day of the Performance Period due to a Qualifying Termination, then a portion of your Target Number of Performance Shares shall remain outstanding and may become earned at the end of the Performance Period, and the remainder of your Target Number of Performance Shares shall be forfeited and will not become earned or vested after such termination of your employment.  In such case, the portion of your Target Number of Performance Shares which will remain outstanding and eligible to become earned and vested will be equal to the product of (i) the Target Number of Performance Shares set forth in Paragraph 1 above, multiplied by (ii) a fraction, the numerator of which is the number of whole months which have elapsed from January 1,          to the date of termination of employment and the denominator of which is 36.  Such product shall become your Target Number of Performance Shares for purposes of determining the RTSR-Based Performance Shares and CRATCE-Based Performance Shares under Exhibits A and B, respectively, and the determination of the number of your Earned Performance Shares, if any, following the end the of the Performance Period.

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If your employment with the Company or any of its subsidiaries terminates for any other reason on or prior to the last day of the Performance Period, all unearned Performance Shares shall be immediately forfeited and all of your rights hereunder shall terminate.

(b)                                 After the Performance Period.  If your employment with the Company or any of its subsidiaries terminates after the completion of the Performance Period (but prior to the time that all of the Earned Performance Shares have become vested) due to a Qualifying Termination, then any unvested Earned Performance Shares shall vest in full on the date of termination and become immediately payable in shares of Common Stock (which shall be freely transferable).  If your employment with the Company or any of its subsidiaries terminates without Cause or for Good Reason after the completion of the Performance Period (but prior to the time that all of the Earned Performance Shares have become vested), then a portion of the unvested Earned Performance Shares shall vest in full on the date of termination and become immediately payable in shares of Common Stock (which shall be freely transferable) based on the product of (i) the Earned Performance Shares multiplied by (ii) a fraction, the numerator of which is the number of whole months which have elapsed from January 1,          to the date of termination of employment and the denominator of which is 60.  If your employment with the Company or any of its subsidiaries terminates for any other reason (including for Cause or without Good Reason) after the completion of the Performance Period (but prior to the time that all of the Earned Performance Shares have become vested), then the unvested Earned Performance Shares shall be immediately forfeited and all of your rights hereunder shall terminate.

(c)                                  Determination of Disability, Cause and Good Reason.  For purposes of this Letter Agreement, the determination of whether a termination of your employment is for a “Disability”, for “Cause” or for “Good Reason” shall be determined in accordance with the Plan, unless you are a party to an employment agreement, in which case such determination under your employment agreement will control.

(4)                                 Effect of a Change in Control.

(a)                                 In the event and concurrently with the effectiveness of a Change in Control during the Performance Period, the Performance Period shall end and the number of Earned Performance Shares shall be determined and certified by the Committee for both performance goals either (i) in accordance with Exhibits A and B or (ii) at the target award level for each performance goal specified in Exhibits A and B, whichever is greater.  Such Earned Performance Shares shall vest in full on the effective date of the Change in Control and become immediately payable in shares of Common Stock (which shall be freely transferable).

(b)                                 In the event of a Change in Control after the completion of the Performance Period (but prior to the time that all of the Earned Performance Shares have become vested), the Earned Performance Shares which have not vested as of the effective date of the Change in Control shall vest in full concurrently with and on such effective date and become immediately payable in shares of Common Stock (which shall be freely transferable).

(5)                                 Non-Transferability.  This Award is personal to you and, until vested and transferable hereunder, may not be sold, transferred, pledged, assigned or otherwise alienated, otherwise than by will or by the laws of descent and distribution.

(6)                                 Securities Law Restrictions.  You understand and acknowledge that applicable securities laws govern and may restrict your right to offer, sell or otherwise dispose of any Common Stock received under the Award.

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Executive Officers of the Company subject to the two (2) day reporting rules of Section 16(a) and short-swing profit recovery rules of Section 16(b) of the Securities Exchange Act of 1934 should consult the Company’s Corporate Secretary prior to selling any such shares.

(7)                                 Stockholder Rights.  Because this is an Award of Performance Shares and not actual shares of Common Stock, you will not have any rights of a stockholder with respect to the Performance Shares.  Upon the vesting of the Earned Performance Shares in accordance with this Letter Agreement, the Earned Performance Shares will be paid to you in shares of Common Stock (which shall be freely transferable).  All cash dividends and cash distributions paid or made available with respect to the Common Stock during the period that the Performance Shares are unearned or unvested will also be paid or made available as if each Performance Share was a share of Common Stock, but such dividends and distributions shall be held by the Company and paid to you on the applicable vesting date for the Performance Shares.

(8)                                 Withholding.  You shall pay all applicable federal, state and local income and employment taxes (including taxes of any foreign jurisdiction) which the Company is required to withhold at any time with respect to the Earned Performance Shares, which will generally occur as the Earned Performance Shares vest.  Payment of withholding obligations upon vesting of the Shares will be accomplished through withholding by the Company of Earned Performance Shares then vesting under this Award with a value equal to such minimum statutory withholding amount.  Shares withheld as payment of required withholding shall be valued at Fair Market Value on the date such withholding obligation arises.

(9)                                 Tax Consequences.  Information regarding federal tax consequences of the Award can be found in the Plan’s “Summary Description”.  You are strongly encouraged to contact your tax advisor regarding such tax consequences as they relate to you.

(10)                          Employment; Future Awards; Successors.  Nothing herein confers any right or obligation on you to continue in the employment of the Company or any subsidiary or shall affect in any way your right or the right of the Company or any subsidiary, as the case may be, to terminate your employment at any time, subject to the terms of any employment agreement to which the Company and you may be parties.  Nothing herein shall create any right for you to receive, or obligation on the part of the Company grant to you, any future Awards under the Plan.  This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company.

(11)                          Conformity with Plan.  The Award is intended to conform in all respects with the Plan.  Except as expressly set forth in this Letter Agreement, inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan.  By executing and returning the enclosed Confirmation of Acceptance of this Letter Agreement, you agree to be bound by all the terms hereof and of the Plan.  All capitalized terms used but not otherwise defined in this Letter Agreement shall have the same definitions stated in the Plan or in Exhibit A or B, as applicable.

In accordance with Section 5.4 of the Plan, in the event of any change in the outstanding shares of Common Stock by reason of a stock dividend or split, recapitalization, merger, consolidation, combination, exchange of shares, or other similar corporate change, an adjustment shall be made in the number of Performance Shares and/or the number and class of shares of Common Stock payable with respect to the Performance Shares subject to this Agreement and/or in the terms of this Award, as shall be determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights.

This Agreement shall be binding upon your heirs, executors, administrators and successors.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware.

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(12)                          Confidentiality and Restrictive Covenants.  You acknowledge and agree that this Award has been conditioned upon, and no Performance Shares shall be earned, vested or become transferable by you hereunder, unless you have executed the CRCA and comply with its terms.

(13)                          Regulatory Requirements.  You also acknowledge and agree anything in this Letter Agreement or the Award to the contrary notwithstanding, it is intended that, to the extent required, this Award and your receipt of Performance Shares or any other amounts hereunder comply with the requirements of any legislative or regulatory limitations or requirements which are or may become applicable to the Company and this Award or payments made hereunder, including the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any rules or regulations issued thereunder (collectively, the “Regulatory Requirements”), which limitations or requirements may include, but are not limited to, provisions limiting, delaying or deferring the issuance of the Performance Shares or payments hereunder, requiring that the Company may recover (claw-back) incentive compensation in certain circumstances, and precluding incentive arrangements such as this Award that encourage unnecessary or excessive risks that threaten the value of the Company, in each case within the meaning of the Regulatory Requirements, and only to the extent applicable to the Company and this Award.  The application of this paragraph is intended to, and shall be interpreted, administered and construed to, cause this Award to comply with the Regulatory Requirements and, to the maximum extent consistent with this paragraph and the Regulatory Requirements, to permit the operation of this Award in accordance with the terms and conditions hereof before giving effect to the provisions of this paragraph or the Regulatory Requirements.

To confirm your understanding and acceptance of the Award granted to you by this Letter Agreement, please execute and return in the enclosed envelope the following enclosed documents:  (a) the Beneficiary Designation Form and (b) the Confirmation of Acceptance endorsement of this Letter Agreement.  The original copy of this Letter Agreement should be retained for your permanent records.

If you have any questions, please do not hesitate to contact the office of the Corporate Secretary of the Company at (630) 875-7345.

Very truly yours,

By:
Its:
First Midwest Bancorp, Inc.

5

Exhibit A to Performance Shares Award Letter Agreement
(Relative TSR-Based Performance Measure)

References herein to “Letter Agreement” shall mean the Performance Shares Award Letter Agreement to which this Exhibit is attached and references to “Grantee” shall mean you.

(1)                                 Relative TSR-Based Performance Goals.

(a)                                 Target and Maximum Number of Performance Shares.  The number of Performance Shares equal to 50% of the Target Number of Performance Shares set forth in Paragraph (1) of the Letter Agreement (or, the applicable portion thereof as determined under Paragraph 3(a) of the Letter Agreement in the event of termination of employment for reasons described in such Paragraph 3(a)) shall be subject to the provisions of this Exhibit A.  Such number of Performance Shares are referred to in the Letter Agreement and this Exhibit A as the “RTSR-Based Performance Shares”.  The maximum number of Performance Shares which may be determined to be Earned Performance Shares under the provisions of this Exhibit A shall be two times the number of RTSR-Based Performance Shares.

(b)                                 Performance Goal.  The performance goal applicable to the RTSR-Based Performance Shares is relative Total Shareholder Return, or “RTSR”, for the Performance Period.

(c)                                  Certification of Achievement Relative to Performance Goal.  Following the end of the Performance Period, the Committee will certify the level of the RTSR performance goal achieved by the Company.  Performance at or above the threshold level set forth below will result in RTSR-Based Performance Shares becoming earned (“Earned Performance Shares”).  The certification of the level of the RTSR performance goal achieved and the number of Earned Performance Shares shall occur no later than sixty days after the end of the Performance Period.  Such certification and determination shall be made as described in Section 3 below.  Earned Performance Shares will vest as set forth in the Letter Agreement.  Performance Shares will be forfeited and cancelled in full if the Company’s performance during the Performance Period does not meet or exceed the threshold percentile rank of the RTSR performance goal.  To the extent the Earned Performance Shares are less than the number of RTSR-Based Performance Shares, such excess RTSR-Based Performance Shares shall be forfeited and cancelled.

(2)                                 Definitions.  For purposes of this Exhibit A, the following terms will have the meanings set forth below:

(a)                                 “Comparison Group” means the companies listed on Appendix 1 to this Exhibit A, as may be adjusted as described below.

(b)                                 “Performance Period” means the three-year period commencing January 1,          and ending December 31,         .

(c)                                  “Total Shareholder Return” or “TSR” means total shareholder return as applied to the Company or any company in the Comparison Group, meaning common stock price appreciation from the beginning to the end of the Performance Period, plus dividends and distributions made or declared (assuming such dividends or distributions are reinvested in the common stock of the Company or any company in the Comparison Group) during the Performance Period, expressed as a percentage return.  If a company:  (i) files for bankruptcy, reorganization or liquidation under any chapter of the U.S. Bankruptcy Code; (ii) is the subject of an involuntary bankruptcy proceeding that is not dismissed within 30 days; (iii) is the subject of a stockholder approved plan of liquidation or dissolution; or (iv) ceases to conduct substantial business operations other than by virtue of a merger, consolidation, share exchange or similar transaction, then the TSR for that company will be negative one hundred percent (-100%).

(d)                                 Other Capitalized Terms.  All capitalized terms used but not otherwise defined in this Exhibit A shall have the same definitions stated in the Letter Agreement or the Plan, as applicable.

(3)                                 Calculation. For purposes of this Exhibit A, the number of RTSR-Based Performance Shares which shall become Earned Performance Shares will be calculated as follows:

FIRST:  For the Company and for each other company in the Comparison Group, determine the TSR for the Performance Period.

SECOND:  Rank the TSR values determined in the first step from low to high (with the company having the lowest TSR being ranked number 1, the company with the second lowest TSR ranked number 2, and so on) and determine the Company’s percentile rank based upon its position in the list by dividing the Company’s position by the total number of companies (including the Company) in the Comparison Group and rounding the quotient to the nearest hundredth. For example, [   ].

THIRD:  Plot the percentile rank for the Company determined in the second step into the appropriate band in the left-hand column of the table below and determine the number of RTSR-Based Performance Shares earned as a percent of the number of RTSR-Based Performance Shares, which is the figure in the right-hand column of the table below corresponding to that percentile rank.  Use linear interpolation between points in the table below to determine the percentile rank and the corresponding share funding if the Company’s percentile rank is greater than [   ]% and less than [   ]% but not exactly one of the percentile ranks listed in the left-hand column.  For example, [   ].

PERCENTILE RANK	% RTSR-BASED PERFORMANCE SHARES EARNED

[Threshold]
[ ]
[Target]

200%

(4)                                 Rules.  The following rules apply to the computation of the number of RTSR-Based Performance Shares earned:

(a)                                 No Guaranteed Payout.  The minimum number of RTSR-Based Performance Shares which may be earned is zero and the maximum number of RTSR-Based Performance Shares which may be earned is two times the number of RTSR-Based Performance Shares.

(b)                                 Averaging Period.  For purposes of computing Total Shareholder Return for the Company and each other company in the Comparison Group, the common stock price at the beginning and end of the Performance Period will, subject to Section 5 below, be determined as the 20-day average of the closing price of the common stock on each of the 20 consecutive trading days ending on and including the first day or last day of the Performance Period, as the case may be.

(c)                                  Effect of Specified Corporate Change on Comparison Group.  Companies shall be removed from the Comparison Group if they undergo a Specified Corporate Change.  A company that is removed from the Comparison Group before the end of a Performance Period will not be included at all in the calculation of Total Shareholder Return and the computation of the number of Performance Shares earned for that Performance Period.  A company in the Comparison Group will be deemed to have undergone a “Specified Corporate Change” if it:

(i)                                     ceases to be a domestically domiciled publicly traded company on a national stock exchange or market system, unless such cessation of such listing is due to a low stock price or low trading volume; or

(ii)                                  has gone private; or

(iii)                               has reincorporated in a foreign (e.g., non-U.S.) jurisdiction, regardless of whether it is a reporting company in that or another jurisdiction; or

(iv)                              has been acquired by or merged into another company (whether by another company in the Comparison Group or otherwise, but not including internal reorganizations), or has sold all or substantially all of its assets.

The Company shall rely on press releases, public filings, website postings and other reasonably reliable information available regarding a Comparison Company in making a determination that a Specified Corporate Change has occurred.

(5)                                 Effect of Certain Events.  The following provisions will apply in the event of the termination of employment of the Grantee or the occurrence of a Change in Control:

(a)                                 Termination of Employment Prior to a Change in Control.  The effect of termination of employment prior to a Change in Control shall be governed by paragraph (3) of the attached Letter Agreement.

(b)                                 Effect of Change in Control.  In the event of a Change in Control, the number of RTSR-Based Performance Shares that shall be earned, vested and payable in Common Stock shall be calculated and determined by the Committee in accordance with paragraph (4) of the Letter Agreement and this Section as follows:

First:  If the Performance Period has not been completed, there shall be determined the number of RTSR-Based Performance Shares that would be earned if the Performance Period was the period which began on January 1,          and ended on the date which is five trading days prior to the effective date of the Change in Control.  The Company TSR for purposes of this calculation shall be determined using the per share value of the common stock as of the effective date of the Change in Control instead of a 20-trading day average ending on the last day of the Performance Period.  The Committee shall determine the number of Earned Performance Shares in accordance with Sections 1(c) and 3 above.

Notwithstanding the foregoing, if the number of earned RTSR-Based Performance Shares determined using the calculation in the preceding paragraph is less than 50% of the Target Number of Performance Shares, then the number of Earned Performance Shares based on the RTSR performance goal shall be equal to 50% of the Target Number of Performance Shares.

Second:  If the Performance Period has been completed, then the Earned Performance Shares shall be equal to the number determined in accordance with Sections 1(c) and 3 above.

The Earned Performance Shares shall vest in accordance with paragraph (4) of the Letter Agreement.

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Appendix 1 to
Exhibit A to
Performance Shares Award Letter Agreement

Comparison Group

[    ]

Exhibit B to Performance Shares Award Letter Agreement
(CRATCE-Based Performance Measure)

References herein to “Letter Agreement” shall mean the Performance Shares Award Letter Agreement to which this Exhibit is attached and references to “Grantee” shall mean you.

(1)                                 Average CRATCE-Based Performance Goal.

(a)                                 Target and Maximum Number of Performance Shares.  The number of Performance Shares equal to 50% of the Target Number of Performance Shares set forth in Paragraph (1) of the Letter Agreement (or, the applicable portion thereof as determined under Paragraph 3(a) of the Letter Agreement in the event of termination of employment for reasons described in such Paragraph 3(a)) shall be subject to the provisions of this Exhibit B.  Such number of Performance Shares are referred to in the Letter Agreement and this Exhibit B as the “CRATCE-Based Performance Shares”.  The maximum number of Performance Shares which may be determined to be Earned Performance Shares under the provisions of this Exhibit B shall be two times the number of CRATCE-Based Performance Shares.

(b)                                 Performance Goal.  The performance goal applicable to the CRATCE-Based Performance Shares is average annual core return on average tangible common equity (as defined below) for the Performance Period.

(c)                                  Certification of Achievement Relative to Performance Criteria.  Following the end of the Performance Period, the Committee will certify the level of the CRATCE performance goal achieved by the Company.  Performance at or above the threshold level set forth below will result in CRATCE-Based Performance Shares becoming earned (“Earned Performance Shares”).  The certification of the level of the CRATCE performance goal achieved and the number of Earned Performance Shares shall occur no later than sixty days after the end of the Performance Period.  Such certification and determination shall be made as described in Section 3 below.  Earned Performance Shares will vest as set forth in the Letter Agreement.  The CRATCE-Based Performance Shares will be forfeited and cancelled in full if the Company’s performance during the Performance Period does not meet or exceed the threshold for the Average Annual CRATCE performance goal.  To the extent the Earned Performance Shares are less than the number of CRATCE-Based Performance Shares, such unearned CRATCE-Based Performance Shares shall be forfeited and cancelled.

(2)                                 Definitions.  For purposes of this Exhibit B, the following terms will have the meanings set forth below:

(a)                                 “Performance Period” means the three-year period commencing January 1,          and ending December 31,         .

(b)                                 “Core Return on Average Tangible Common Equity”, or “CRATCE”, means with respect to any specified period, the Company’s Core Net Income for such period divided by the Company’s Average Tangible Common Equity during such period.

(c)                                  “Core Net Income” for any period means the Company’s net income for such period as reported by the Company, but excluding the following:

[   ]

(d)                                 “Average Tangible Common Equity” for any period means the average tangible common equity for such period as reported by the Company, with adjustments similar to those adjustments made for purposes of determining Core Net Income also being made to Average Tangible Common Equity to the extent applicable.

(e)                                  “Average Annual CRATCE” for a period means the average of the Company’s CRATCE for each of the calendar years in the Performance Period, provided that in the event of a Change in Control during the Performance Period, the Average Annual CRATCE shall be determined for the number of full calendar years in the Performance Period which have elapsed as of the calendar quarter end immediately preceding the Change in Control (the “Measurement Quarter End”); provided, however, that for this purpose the calendar year including the Measurement Quarter End shall be treated as a full calendar year and the CRATCE for such year shall be determined by annualizing the Core Net Income through the Measurement Quarter End and dividing that amount by the Average Tangible Common Equity during such calendar year through the Measurement Quarter End.

(f)                                   Other Capitalized Terms.  All capitalized terms used but not otherwise defined in this Exhibit B shall have the same definitions stated in the Letter Agreement or the Plan, as applicable.

(3)                                 Calculation.  For purposes of this Exhibit B, the number of CRATCE-Based Performance Shares which shall become Earned Performance Shares will be calculated as follows:

FIRST:  The Company’s Average Annual CRATCE shall be determined.

SECOND:  Plot the Average Annual CRATCE for the Company determined in the first step into the appropriate band in the left-hand column of the table below and determine the number of CRATCE-Based Performance Shares earned as a percent of the number of CRATCE-Based Performance Shares, which is the figure in the right-hand column of the table below corresponding to that level of Average Annual CRATCE.  Use linear interpolation between points in the table below to determine the corresponding percentage of CRATCE-Based Performance Shares earned, if the Company’s Average Annual CRATCE is greater than [   ]% and less than [   ]% but not exactly one of the percentages listed in the left-hand column.  For example, [   ]

AVERAGE ANNUAL CRATCE	% CRATCE-BASED PERFORMANCE SHARES EARNED

[Threshold]
[ ]
[Target]

200%

The minimum number of CRATCE-Based Performance Shares which may be earned is zero and the maximum number of CRATCE-Based Performance Shares which may be earned is two times the number of CRATCE-Based Performance Shares.

(4)                                 Effect of Certain Events.  The following provisions will apply in the event of the termination of employment of the Grantee or the occurrence of a Change in Control:

(a)                                 Termination of Employment Prior to a Change in Control.  The effect of termination of employment prior to a Change in Control shall be governed by paragraph (3) of the attached Letter Agreement.

(b)                                 Effect of Change in Control.  In the event of a Change in Control, the number of CRATCE-Based Performance Shares that shall be earned, vested and payable in Common Stock shall be calculated and determined by the Committee in accordance with paragraph (4) of the Letter Agreement and this Section as follows:

FIRST:  If the Performance Period has not been completed, there shall be determined the number of CRATCE-Based Performance Shares that would be earned if the Performance Period was the period which began on January 1,          and ended on the effective date of the Change in Control.  The Committee shall determine the number of Earned Performance Shares in accordance with Sections 1(c) and 3 above.

Notwithstanding the foregoing, if the number of earned CRATCE-Based Performance Shares determined using the calculation in the preceding paragraph is less than 50% of the Target Number of Performance Shares, then the number of Earned Performance Shares based on the CRATCE performance goal shall be equal to 50% of the Target Number of Performance Shares.

SECOND:  If the Performance Period has been completed, then the Earned Performance Shares shall be equal to the number determined in accordance with Sections 1(c) and 3 above.

The Earned Performance Shares shall vest in accordance with paragraph (4) of the Letter Agreement.

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